SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  April 16, 2013

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 16, 2013, PSB Holdings, Inc. held its Annual Meeting of Shareholders.  The following directors were elected for a one-year term at the Annual Meeting:  William J. Fish, Charles A. Ghidorzi, Lee A. Guenther, Karla M. Kieffer, Peter W. Knitt, David K. Kopperud, Kevin J. Kraft, Thomas R. Polzer, William M. Reif, and Timothy J. Sonnentag.

There were 1,655,048 shares of Common Stock eligible to be voted at the Annual Meeting and 1,263,799 shares were represented at the meeting by the holders thereof, which constituted a quorum.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The ten nominees proposed by the Board of Directors were elected as directors for a one-year term expiring at the 2014 Annual Meeting by the following votes:

Director	For	Withheld	Broker Non-Votes
William J. Fish	998,941	5,949	258,909
Charles A. Ghidorzi	984,477	20,413	258,909
Lee A. Guenther	998,941	5,949	258,909
Karla M. Kieffer	997,683	7,207	258,909
Peter W. Knitt	998,941	5,949	258,909
David K. Kopperud	978,985	25,905	258,909
Kevin J. Kraft	998,660	6,230	258,909
Thomas R. Polzer	993,283	11,607	258,909
William M. Reif	993,413	11,477	258,909
Timothy J. Sonnentag	997,683	7,207	258,909

2.

The resolution approving an amendment to the Company’s Second Amended and Restated Articles of Incorporation in order to increase the authorized common stock of the Company to 6 million shares from 3 million shares was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
1,136,607	121,870	5,322	–

3.

The advisory, non-binding resolution that approves the compensation of our executive officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
930,889	34,808	39,193	258,909

4.

The advisory, non-binding resolution regarding the frequency of our advisory votes on executive compensation was approved by the following votes:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
462,663	140,986	369,122	32,119	258,909

5.

The audit committee’s selection of Wipfli LLP as the Company’s independent auditor for the 2012 fiscal year was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
1,199,085	37,150	27,564	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  April 18, 2013

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer